FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENGINE NO. 1 ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

710 Sansome Street San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share, of:

Engine No. 1 Transform 500 ETF	Cboe BZX Exchange, Inc.	86-6455160

Engine No. 1 Transform Climate ETF	Cboe BZX Exchange, Inc.	87-6327833

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249926

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Engine No. 1 Transform 500 ETF and Engine No. 1 Transform Climate ETF, each a series of Engine No. 1 ETF Trust (the “Registrant”), is incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on May 28, 2021 (Files No. 333-249926; 811-23617). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Trust, incorporated by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-249926; 811-23617), as filed with the Securities and Exchange Commission on November 6, 2020.

2.	Registrant’s Certificate of Amendment to Certificate of Trust, incorporated by reference to Exhibit (a)(1)(B) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-249926; 811-23617), as filed with the Securities and Exchange Commission on April 23, 2021.

3.	Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(2)(B) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-249926; 811-23617), as filed with the Securities and Exchange Commission on April 23, 2021.

4.	Registrant’s Amended and Restated By-Laws, incorporated by reference to Exhibit (b)(1)(B) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-249926; 811-23617), as filed with the Securities and Exchange Commission on April 23, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Engine No. 1 ETF Trust
(Registrant)

Date:	June 21, 2021
By:	/s/ Jennifer Grancio
Name:	Jennifer Grancio
Title:	President of the Trust